SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12.

San Diego Gas & Electric Company, Southern California Gas Company and Pacific Enterprises
(Name of Registrants as Specified in Their Certificates)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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Important Notice Regarding the Availability of Materials for the Shareholder Meetings of

SAN DIEGO GAS & ELECTRIC COMPANY,

SOUTHERN CALIFORNIA GAS COMPANY

AND PACIFIC ENTERPRISES

To Be Held On:

June 1, 2009, 3:00 p.m.

At the executive offices of San Diego Gas & Electric Company (SDG&E),

8330 Century Park Court, San Diego, California

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Information Statement and the Annual Report, which are available at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25969

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 15, 2009 to facilitate timely delivery.

Easy Online Access - A Convenient Way to View the Information Statement and Annual Report:

Step 1:	Go to www.amstock.com
Step 2:	To view the materials, click Shareholder Services, then View Materials Online
Step 3:	Click on the applicable company name
Step 4:	Click on the specific document you would like to view

To Request Materials:

You can request that paper copies of the materials for this year’s meetings or future shareholder meetings be mailed to you by going to www.amstock.com and clicking Shareholder Services, then Request Paper Copies of Materials, by calling 1-888-776-9962 in the United States and Canada, or 1-718-921-8562 from other countries, or emailing info@amstock.com. You can request to receive future copies of materials via email by going to www.amstock.com, logging in to your account, and clicking Receive Company Mailings via Email.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You may vote your shares in person by attending the Annual Meetings. Directions to the meetings are located at the end of the Information Statement. However, the Annual Meetings are business-only meetings. They will not include any presentations by management and the companies do not encourage shareholder attendance.

Shareholder Meetings Notice & Admission Ticket

The 2009 SDG&E, Southern California Gas Company and Pacific Enterprises Annual Meetings of Shareholders will be held on June 1, 2009, at the executive offices of SDG&E, 8330 Century Park Court, San Diego, California, at 3:00 p.m. Pacific Standard Time. The proposals to be voted on at each meeting are listed below.

1.	To elect directors for the ensuing year. The director nominees are: Jeffrey W. Martin, Michael R. Niggli and Debra L. Reed.

2.	To transact any other business that may properly come before each meeting.

IF YOU PLAN ON ATTENDING THE ANNUAL MEETINGS, PLEASE BRING THIS NOTICE AS YOUR ADMISSION TICKET